EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 10, 2007 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 708 (S&P Dividend Growth Opportunities Trust, Series 10) as of October 10, 2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
October 10, 2007